UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2019

KORTH DIRECT MORTGAGE LLC

(Exact name of registrant as specified in its charter)

Florida	000-1695962	27-0644172
(State or other Jurisdiction	Commission File Number	(IRS Employer Identification No.)
of incorporation)

2937 SW 27th Avenue, Suite 307, Miami, FL 33133
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(305) 668-8485

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Forgiveness of Debt Resolution and Agreement. Pursuant to a Partnership Resolution Forgiveness of Receivable Due J.W. Korth & Company LP From Korth Direct Mortgage LLC dated May 1, 2019 (the “Debt Forgiveness Agreement”), J.W. Korth & Company Limited Partnership (“J.W. Korth”), the sole member of Korth Direct Mortgage, LLC (the “Company”), forgave all of the debt owed by the Company to J.W. Korth as of March 31, 2019, pursuant to a Support Agreement between the Company and J.W. Korth dated October 1, 2016. The total debt owed by the Company to J.W. Korth on March 31, 2019, pursuant to the Support Agreement, was $542,802.

The foregoing description of the Debt Forgiveness Agreement is qualified in its entirety by reference to the Debt Forgiveness Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.01	Partnership Resolution Forgiveness of Receivable Due J.W. Korth & Company LP from Korth Direct Mortgage LLC dated May 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 20189	KORTH DIRECT MORTGAGE LLC

	By:	/s/ James W. Korth
Chief Executive Officer and Manager